Exhibit 99.1
Contact: Michael Bermish
Investor Relations Officer
(732) 212 – 3321
FOR IMMEDIATE RELEASE
WELLMAN RECOVERING FROM KATRINA AND REPORTS IMPROVED RESULTS
October 25, 2005, Shrewsbury, NJ – Wellman, Inc. (NYSE: WLM) today reported a net loss attributable to common stockholders for the quarter ended September 30, 2005 of $9.6 million, or $0.30 per diluted share. This compares to a net loss of $10.7 million, or $0.34 per diluted share for the quarter ended September 30, 2004. For the first nine months of 2005, Wellman reported a net loss attributable to common stockholders of $28.7 million, or $0.91 per diluted share, compared to a net loss attributable to common stockholders of $46.4 million, or $1.47 per diluted share for the same period in 2004.
The third quarter 2005 loss includes previously announced pretax charges of $8.0 million arising from the settlement of lawsuits alleging that the Company engaged in price fixing relating to polyester staple fiber and $7.4 million for costs relating to damages caused by hurricane Katrina. The combined after-tax effect of both charges is $10.0 million, or $0.32 per diluted share.
Tom Duff, Wellman’s Chairman and Chief Executive Officer, stated, “Our third quarter 2005 results were an improvement over 2nd quarter results despite the disruption to our operations caused by the hurricanes in the Gulf. Our Adjusted EBITDA of $33.9 million in the third quarter 2005 is approximately a $12 million improvement over the second quarter of 2005. PET resin sales had begun improving before hurricane Katrina and we were able to utilize existing inventory and higher than normal production at our Palmetto Plant to offset some of the lost production from the Pearl River Plant.”
Keith Phillips, Wellman’s Chief Financial Officer, stated, “As we previously announced, we expect to resume PET resin production at our Pearl River facility the week of October 31, 2005 and to have both lines operational by the end of November 2005. We have credit facilities in place that provide sufficient liquidity and terms so we can continue to fund all the requirements of our businesses.”

The following table summarizes Wellman’s results for the five quarters ending with the third quarter of 2005.

(in millions, except per share data)	3Q 04	4Q 04	1Q 05	2Q 05	3Q 05
Net Sales	$310.0	$372.2	$386.3	$345.0	$344.3
Gross Profit	14.5	28.6	45.5	18.6	31.9
SG&A Expenses	14.6	16.9	18.1	13.7	14.9

Operating Income (Loss) Excluding Other Items	(0.1)	11.7	27.4	4.9	17.0
Other Items	1.9	(5.4)	1.8	26.6	15.7

Operating Income (Loss)	(2.0)	17.1	25.6	(21.7)	1.3
Interest Expense, net	10.5	10.0	10.4	11.2	11.6

Earnings (Loss) Before Income Taxes	(12.5)	7.1	15.2	(32.9)	(10.3)
Income Tax Expense (Benefit)	(4.9)	8.6	4.2	(10.2)	(4.1)

Net Earnings (Loss)	(7.6)	(1.5)	11.0	(22.7)	(6.2)
Accretion of Preferred Stock	(3.1)	(3.2)	(4.0)	(3.4)	(3.4)

Net Earnings (Loss) Attributable to Common Stockholders	$(10.7)	$(4.7)	$7.0	$(26.1)	$(9.6)

Basic EPS	$(0.34)	$(0.15)	$0.22	$(0.82)	$(0.30)

Diluted EPS	$(0.34)	$(0.15)	$0.20	$(0.82)	$(0.30)

Other Items included in Operating Income (Loss) are comprised of the following:

(in millions)	3Q 04	4Q 04	1Q 05	2Q 05	3Q 05
Restructuring Charges	$1.3	$0.2	—	$0.6	$—
Provision for Uncollectible Accounts	—	0.5	—	—	0.4
Other Expense (Income), Net:
Legal Costs	1.3	1.8	1.8	26.1	8.0
Hurricane Katrina	—	—	—	—	7.4
Rebates from Antidumping Duties	(0.7)	(7.9)	—	(0.1)	(0.1)

Other Items	$1.9	$(5.4)	$1.8	$26.6	$15.7

As previously stated, the Company believes Adjusted EBITDA is an important financial measurement in evaluating our business because it is commonly used to measure financial performance from a credit perspective and is an important factor in evaluating a business. Adjusted EBITDA is calculated by adding Net Earnings (Loss), Income Tax Expense (Benefit), Interest Expense, Depreciation & Amortization and Other Items (listed in the table above) all of which are included in Net Earnings (Loss). The following table reconciles Net Earnings (Loss) to Adjusted EBITDA for the five quarters ending with the third quarter of 2005.

(in millions)	3Q 04	4Q 04	1Q 05	2Q 05	3Q 05
Net Earnings (Loss)	$(7.6)	$(1.5)	$11.0	$(22.7)	$(6.2)
Income Tax Expense (Benefit)	(4.9)	8.6	4.2	(10.2)	(4.1)
Interest Expense, net	10.5	10.0	10.4	11.2	11.6
Other Items	1.9	(5.4)	1.8	26.6	15.7
Depreciation & Amortization	17.9	17.8	18.7	17.1	16.9

Adjusted EBITDA	$17.8	$29.5	$46.1	$22.0	$33.9

Wellman, Inc. manufactures and markets high-quality PermaClear® brand PET (polyethylene terephthalate) packaging resin and Fortrel® brand polyester staple fibers. We believe we are one of the world’s largest PET plastic recyclers, utilizing a significant amount of recycled raw materials in our manufacturing operations.
Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, as defined by the Securities and Exchange Commission. Specifically, management believes Adjusted EBITDA as defined on the Company’s web site are important measures used by investors, analysts and financial institutions to evaluate the Company’s performance. Adjusted EBITDA is calculated by adding Net Earnings (Loss) from Continuing Operations, Income Tax Expense (Benefit), Interest Expense, Depreciation, Amortization and certain other items listed in “Other Items” above, all of which were included in Net Earnings (Loss) from Continuing Operations.
Webcast of Conference Call
Wellman, Inc. will conduct a conference call to review 3rd quarter 2005 results at 1:00 p.m. Eastern Time on Wednesday, October 26, 2005. This call is available in a live Webcast on the Wellman, Inc. web page. To access the Webcast log onto the Wellman, Inc. website at: http://www.wellmaninc.com, go to the Investor Relations page and follow the prompts. Replay of the Webcast will be available late afternoon October 26, 2005 and will remain on the website for 7 days. The replay can be accessed by following the same procedure used to access the live Webcast. Presentation slides for the conference call will be available at 1:00 p.m. on Wednesday, October 26, 2005 on the Wellman, Inc. website Investor Relations page under the Webcasts and Conferences section as well as part of the live Webcast. During the presentation, certain non-GAAP terms may be used. An explanation of these terms can be found on the Wellman, Inc. website, in the Financial Glossary section of the Investor Relations page. To access the Investor Relations page of our website, follow the same procedures used to access the Webcast.
Forward-Looking Statements
Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations, and we undertake no obligation to update the information contained herein. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: reduced raw material margins; reduced sales volumes; increases in costs; the financial condition of our customers; polyester staple fiber and textile imports; availability and cost of raw materials; the impact of litigation arising out of alleged pricing practices in the polyester staple fiber industry; the actions of our competitors; the effective implementation of our cost reduction programs; availability of financing, changes in financial markets, interest rates, credit ratings, and foreign currency exchange rates; regulatory changes; tax risks; U.S., European, Asian and global economic conditions; prices and volumes of PET resin imports; work stoppages; levels of production capacity and profitable operation of assets; prices of competing products; natural disasters and acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2004.

Wellman, Inc
Condensed Consolidated Statement of Operations (Unaudited)
(In Millions, except per share data)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net Sales	$344.3	$310.0	$1,075.6	$932.8

Cost of Sales	312.4	295.5	979.6	877.6

Gross Profit	31.9	14.5	96.0	55.2

Selling, General and Administrative Expenses	14.9	14.6	46.7	42.9

Restructuring Charges	0.0	1.3	0.6	2.4

Provision for Uncollectible Accounts	0.4	—	0.4	0.3

Non-Capitalizable Financing Costs	—	—	—	40.2

Other Expense, Net	15.3	0.6	43.1	2.9

Operating Income (Loss)	1.3	(2.0)	5.2	(33.5)

Interest Expense, Net	11.6	10.5	33.2	28.1

Loss Before Income Taxes	(10.3)	(12.5)	(28.0)	(61.6)

Income Tax Benefit	(4.1)	(4.9)	(10.1)	(24.3)

Net Loss	$(6.2)	$(7.6)	$(17.9)	$(37.3)

Net Loss Attributable to Common Stockholders:

Net Loss	$(6.2)	$(7.6)	$(17.9)	$(37.3)

Accretion of Preferred Stock	(3.4)	(3.1)	(10.8)	(9.1)

Net Loss Attributable to Common Stockholders	$(9.6)	$(10.7)	$(28.7)	$(46.4)

Basic and Diluted Net Loss Per Common Share:
Net Loss Available to Common Stockholders	$(0.30)	$(0.34)	$(0.91)	$(1.47)

Average Common Shares — Basic and Diluted	31.7	31.6	31.7	31.6

WELLMAN, INC.
SUPPLEMENTAL INFORMATION*

SALES BY GROUP	3Q04	4Q04	1Q05	2Q05	3Q05
(Millions $)
Packaging Products Group	$174	$222	$229	$195	$197
Fibers & Recycled Products Group	$136	$150	$157	$150	$147

Total Sales	$310	$372	$386	$345	$344

BALANCE SHEET DATA	9/30/2005
(Millions $)
Accounts Receivable	$178
Inventories	$162
Debt, Net	$513
Stockholders’ Equity	$390

CASH FLOW DATA
(Millions $)	3Q05	YTD 2005
Depreciation	$13	$39
Amort (non-Int)	$4	$13
Amort (Int)	$1	$3

Total D&A	$18	$55
Cap. Exps.	$16	$41

SEGMENT PROFIT (LOSS)
(Millions $)	1Q05	2Q05	3Q05
PPG	$24.5	$3.5	$14.1
FRPG	$2.9	$1.4	$2.9

Operating Income (Loss) Excluding Other Items	$27.4	$4.9	$17.0
Other Items	$(1.8)	$(26.6)	$(15.7)

Operating Income (Loss)	$25.6	$(21.7)	$1.3
Interest Expense, Net	$(10.4)	$(11.2)	$(11.6)

Earnings (Loss) from Continuing Operations before Income Taxes	$15.2	$(32.9)	$(10.3)

* Preliminary

CONFERENCE CALL INFO
Wellman will host a conference call to review 3Q05 results on Wednesday, October 26, 2005 at 1:00 P.M. ET. You are invited to listen to the live Webcast of the conference call by logging onto Wellman, Inc.’s home page: http://www.wellmaninc.com, go to the Investor Relations page, and follow the prompts.
The call and tape contains copyrighted material. It cannot be recorded, rebroadcast or reprinted without Wellman’s express permission. Participation implies consent to the taping and above terms.